UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2006

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     Dell has modified the corporate organizational structure of certain of its subsidiaries to achieve more integrated global operations and to provide various financial, operational and tax efficiencies. In connection with this internal restructuring, on December 28, 2006, Dell issued 475,435,817 shares of its common stock, par value $.01 per share, valued at $12 billion based on the closing price on The NASDAQ Stock Market on that date, to a wholly-owned subsidiary in return for an equivalent value in equity interests in the subsidiary. As part of the restructuring, the subsidiary used these shares to acquire a controlling interest in another wholly-owned Dell subsidiary. Because all the shares issued as part of this restructuring are held by wholly-owned subsidiaries of Dell, the shares will not be considered outstanding on Dell’s consolidated financial statements or for voting purposes. Dell continues to be the ultimate beneficial owner of all subsidiaries involved in the internal restructuring.
     These shares have not been registered under the Securities Act of 1933, as amended, and were issued in a transaction not involving a public offering pursuant to the exemption under Section 4(2) of the Securities Act. The shares may not be resold absent registration or an applicable exemption from the registration requirements under the Securities Act or other applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: January 3, 2007	By:	/s/ Thomas H. Welch, Jr.

Thomas H. Welch, Jr. Vice President and Assistant Secretary

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